                               PAMECO CORPORATION



                         SECURITIES PURCHASE AGREEMENT



                         Dated as of February 18, 2000



            $20,000,000 Senior Subordinated Notes due March 31, 2005


                                                TABLE OF CONTENTS                                      PAGE

1.   PURCHASE AND SALE OF SECURITIES.................................................................     1
     1.1.   Issue of Securities by the Company.......................................................     1
     1.2.   The Closing..............................................................................     2
     1.3.   Original Issue Discount..................................................................     3

2.   WARRANTIES AND REPRESENTATIONS OF THE COMPANY...................................................     3
     2.1.   Organization and Qualification...........................................................     3
     2.2.   Power and Authority......................................................................     3
     2.3.   Legal Sale; Legally Enforceable Agreement................................................     3
     2.4.   Capital Structure........................................................................     4
     2.5.   Corporate Names..........................................................................     4
     2.6.   Business Locations; Agent for Process....................................................     4
     2.7.   Title to Properties; Priority of Liens...................................................     4
     2.8.   Financial Statements; Debt; Projections; Fiscal Year.....................................     5
     2.9.   Full Disclosure..........................................................................     6
     2.10.  Solvent Financial Condition..............................................................     6
     2.11.  Surety Obligations.......................................................................     6
     2.12.  Taxes....................................................................................     6
     2.13.  Brokers..................................................................................     6
     2.14.  Intellectual Property....................................................................     6
     2.15.  Governmental Approvals...................................................................     6
     2.16.  Compliance with Laws.....................................................................     7
     2.17.  Restrictions.............................................................................     7
     2.18.  Restrictions. Litigation.................................................................     7
     2.19.  No Defaults..............................................................................     7
     2.20.  Leases...................................................................................     7
     2.21.  Pension Plans............................................................................     8
     2.22.  Trade Relations..........................................................................     8
     2.23.  Labor Relations..........................................................................     8
     2.24.  Not a Regulated Entity...................................................................     8
     2.25.  Margin Stock.............................................................................     8
     2.26.  Private Offering of Notes and Warrants...................................................     8
     2.27.  Senior Credit Documents..................................................................     9
     2.28.  Capitalization...........................................................................     9
     2.29.  Governmental Consent to Sale of Notes and Warrants.......................................     9

3.   WARRANTIES AND REPRESENTATIONS OF THE PURCHASER.................................................    10
     3.1.   Purchase for Investment..................................................................    10

4.   CLOSING CONDITIONS..............................................................................    10
     4.1.   Opinions of Counsel......................................................................    10
     4.2.   Warranties and Representations True; Compliance with
              Agreement and Financing Documents......................................................    10

     4.3.   Officers Certificates....................................................................    11
     4.4.   Good Standing Certificates...............................................................    11
     4.5.   Warrant Agreement, Equity Investment, etc................................................    11
     4.6.   Senior Credit Agreement..................................................................    11
     4.7.   Subsidiary Guaranty......................................................................    12
     4.8.   Evidence of Perfection and Priority of Liens.............................................    12
     4.9.   Solvency Certificates....................................................................    12
     4.10.  No Labor Disputes........................................................................    12
     4.11.  Compliance with Laws and Other Agreements................................................    12
     4.12.  No Material Adverse Change...............................................................    12
     4.13.  No Defaults..............................................................................    13
     4.14.  Fees and Expenses........................................................................    13
     4.15.  SEC Filing...............................................................................    13
     4.16.  Supply Agreements........................................................................    13
     4.17.  Other Purchasers.........................................................................    13
     4.18.  Proceedings Satisfactory.................................................................    13

5.   INTERPRETATION OF THIS AGREEMENT................................................................    13
     5.1.  Certain Terms Defined.....................................................................    13
     5.2.  Certain Terms Defined Elsewhere...........................................................    15
     5.3.  Directly or Indirectly....................................................................    16
     5.4.  Section Headings and Table of Contents and Construction...................................    16
     5.5.  Governing Law.............................................................................    17

6.   MISCELLANEOUS...................................................................................    17
     6.1.  Communications............................................................................    17
     6.2.  Survival..................................................................................    17
     6.3.  Successors and Assigns....................................................................    18
     6.4.  Amendment and Waiver......................................................................    18
     6.5.  Certain Expenses..........................................................................    18
     6.6.  Waiver of Jury Trial; Consent to Jurisdiction; Etc........................................    18
     6.7.  Entire Agreement..........................................................................    19
     6.8.  Execution in Counterpart..................................................................    19
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                                      iv
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
Annex 1             --   Information as to Purchaser
Annex 3             --   Information as to Company

Exhibit 1.1(a)           --   Form of Note Agreement
Exhibit 4.3(a)           --   Form of Officer's Certificate - Company
Exhibit 4.3(b)           --   Form of Secretary's Certificate - Company
Exhibit 4.3(c)      --   Form of Secretary's Certificate - Subsidiary Guarantor
Exhibit 4.7         --   Form of Subsidiary Guaranty

                               PAMECO CORPORATION

                         Securities Purchase Agreement

            $20,000,000 Senior Subordinated Notes due March 31, 2005

                                                   Dated as of February 18, 2000

Separately executed by each of the
Purchasers Listed on Annex 1 hereto

Ladies and Gentlemen:

     PAMECO CORPORATION (together with any successors and assigns who become such in accordance herewith, the "Company"), a Georgia corporation, hereby agrees with you as set forth below.

1.   PURCHASE AND SALE OF SECURITIES

     1.1. Issue of Securities by the Company

          (a) Issue of Notes. The Company will authorize the issue of $20,000,000 in aggregate principal amount of its Senior Subordinated Notes due March 31, 2005 (all such notes, whether initially issued, or issued in exchange or substitution for, any such note, in each case in accordance with the Note Agreement, collectively, the "Notes," whether such Notes shall be PIK Notes (defined below) or Warrant Notes (defined below)). The Notes shall be issued pursuant to a Note Agreement (as may be amended, restated or otherwise modified from time to time, the "Note Agreement") in the form of Exhibit 1.1(a). The Note Agreement shall specify whether each purchaser of Notes at the Closing shall be purchasing notes in the form of
     (i) Attachment A1 thereto (the "PIK Notes"), which shall provide for the accrual of interest with respect to the principal thereof on a quarterly basis, payable in arrears, at a rate of 12% per annum, as further set forth therein, with a portion of such interest to be capitalized from time to time on a quarterly basis, all as further set forth therein and in the Note Agreement, or (ii) Attachment A2 thereto (the "Warrant Notes"), which shall provide for the accrual of interest with respect to the principal thereof on a quarterly basis, payable in arrears, at a rate of 12% per annum, as further set forth therein, with a portion of such interest to be paid in the form of Warrants (defined below), all as further set forth therein, in the Note Agreement and in the Warrant Agreement.

          (b) Authorization of Warrants. The Company will authorize the issuance of up to an aggregate of the Warrant Authorization Amount of warrants (the "Warrants") to purchase shares of Common Stock. The certificates representing the Warrants (the "Warrant Certificates") shall be in the form of Attachment A to the Warrant Agreement and the Warrants shall have the terms provided in the Warrant Certificates. The Warrants shall be issued to the holder of the Warrant Notes from time to time, all as set forth herein, in the Note Agreement, in the Warrant Notes and in the Warrant Agreement.

     1.2.  The Closing.

          (a) Purchase and Sale of Purchased Securities. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, subject to Section 1.2(d), in accordance with the provisions hereof, the aggregate principal amount of PIK Notes or Warrant Notes set forth below your name on Annex 1, at an aggregate purchase price for such Notes and Warrants equal to one hundred percent (100%) of the principal amount of Notes to be purchased.

          (b) The Closing. The closing (the "Closing") of the sale of the Purchased Securities will be held at 10:00 a.m., local time, on February 28, 2000 or such other time and date as the Other Purchasers, the Company and you shall agree (the "Closing Date"). At the Closing, the Company will deliver to you one or more PIK Notes or Warrant Notes as set forth below your name on Annex 1, in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and registered in the name of the holder indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the purchase price therefor, as directed by the Company in writing not later than three (3) Business Days prior to the Closing Date, which shall be an account at a bank located in the United States of America.

          (c) Other Purchasers. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Securities Purchase Agreement identical (except for the name and signature of the purchaser) to this Agreement (this Agreement and such other separate Securities Purchase Agreements, each as from time to time amended or modified, being herein sometimes referred to as the "Securities Purchase Agreements") with each other purchaser (individually, an "Other Purchaser," and collectively, the "Other Purchasers") listed on Annex 1, providing for the sale to each Other Purchaser of the Purchased Securities set forth below its name on such Annex. The sales of the Purchased Securities to you and to each Other Purchaser are separate sales.

          (d) Election to Purchase Warrant Notes or PIK Notes. At any time prior to the Closing Date, any Purchaser may, at its option, elect to purchase,

               (i) in lieu of any PIK Notes allocated to such holder on Annex 1, a like principal amount of Warrant Notes or;

               (ii) in lieu of any Warrant Notes allocated to such holder on Annex 1, a like principal amount of PIK Notes;

     such election, in either case, to be made in writing delivered to the Company pursuant to Section 6.1. Effective immediately upon the making of any such election, Annex 1 shall be deemed to be amended to reflect such election.

     1.3. Original Issue Discount.

     You and the Company agree that the amount of original issue discount attributable, as a result of the delivery of the Warrants from time to time with respect to the Warrant Notes in accordance with the terms and conditions of this Agreement and the other Financing Documents is equal to Zero Dollars ($0).

2.   WARRANTIES AND REPRESENTATIONS OF THE COMPANY

     To induce you to enter into this Agreement and to purchase and pay for the Purchased Securities to be delivered to you at the Closing, the Company warrants and represents, as of the Closing Date, as follows:

     2.1. Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on
Part 2.1 of Annex 3 hereto and in all other states and jurisdictions in which the failure of the Company or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

     2.2. Power and Authority. Each of the Company and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement, each Supply Agreement and each of the other Financing Documents to which it is a party. The execution, delivery and performance of this Agreement, each Supply Agreement and each of the other Financing Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of the Company or any Subsidiary; (ii) contravene the Company's or any Subsidiary's Organization Documents; (iii) violate, or cause the Company or any Subsidiary to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to the Company or any Subsidiary; (iv) result in a breach of or constitute a default under any Material Contract; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any Subsidiary.

     2.3. Legal Sale; Legally Enforceable Agreement. This Agreement is, each Supply Agreement is, and each of the other Financing Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of the Company and its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Financing Documents and Supply Agreements, respectively, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

     2.4. Capital Structure.  As of the date hereof, Part 2.4 of Annex 3 states
(i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each of the Company's corporate Affiliates (excluding Persons other than the Company and its Subsidiaries that are controlled by Littlejohn or Quilvest American Equity, Ltd.) and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of the Company that are owned by Affiliates, directors or employees of the Company and the number of authorized and issued Equity Interests (including treasury shares) of each Subsidiary. The Company has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Except as disclosed on Part 2.4 of Annex 3, since the date of the financial statements of the Company referred to in Section 2.8 hereof, the Company has not made, or obligated itself to make, any Distribution except those permitted pursuant to Section 4.6 of the Note Agreement. Except at set forth on Part 2.4 of Annex 3, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of the Company or any of its Subsidiaries. Except as set forth on Part 2.4 of Annex 3, there are no outstanding agreements or instruments binding upon the holders of any the Company's Equity Interests relating to the ownership of its Equity Interests.

     2.5. Corporate Names. During the 5-year period preceding the date of this Agreement, neither the Company nor any Subsidiary has been known as or used any corporate, fictitious or trade names except those listed on Part 2.5 of Annex 3 hereto. Except as set forth on Part 2.5 of Annex 3, neither the Company nor any Subsidiary has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

     2.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of the Company and each Subsidiary are as listed on Part 2.6 of Annex 3 hereto. Since July 1997, neither the Company nor any Subsidiary has had an office, place of business or agent for service of process other than as listed on Part 2.6 of Annex 3. Except as shown on Part 2.6 of Annex 3, on the date hereof, no Inventory of the Company or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person. As of the date hereof, the Persons listed on
Part 2.6 of Annex 3 have consigned inventory to the Company in the amounts referenced therein and at Agent's request, the Company shall certify to the Agent from time to time on the next Compliance Certificate that is to be delivered to the Agent by the Company under this Agreement after any such request, the amount, type and name of the owner of any consigned inventory.

     2.7. Title to Properties; Priority of Liens. The Company and each Subsidiary has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 2.8, in each case free and clear of all Liens except Permitted Liens. The Company has paid or discharged, and has caused each Subsidiary to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of the Company or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Financing Documents are Liens with priority only subject to those granted in favor of the holders of Senior Debt and subject only to those other Permitted Liens which are expressly permitted by the terms of the Note Agreement to have priority over the Liens of Agent.

     2.8. Financial Statements; Debt; Projections; Fiscal Year.

          (a) Financial Statements. The Company has provided you with the Consolidated financial statements of the Company and the Subsidiaries described on Part 2.8(a) of Annex 3. Such Consolidated financial statements have been prepared in accordance with GAAP, and present fairly the financial positions of the Company and such Persons at such dates specified therein and the results of the Company's operations for such periods specified therein. Since September 30, 1999, there has been no material change in the condition, financial or otherwise, of the Company and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and real Property owned by the Company or such other Persons, except as set forth in
     Part 2.8(a) of Annex 3, none of which transactions or changes, individually or in the aggregate has been materially adverse.

          (b) Debt. Part 2.8(b) of Annex 3 lists all Debt for Money Borrowed of the Obligors as of the Closing Date, after giving effect to the transactions contemplated by the Financing Documents and the Senior Credit Agreement, and provides the following information with respect to each item of such Debt: the obligor, each guarantor thereof and each other Person similarly liable in respect thereof, the holder thereof, the outstanding amount, the current portion of the outstanding amount, the final maturity, required sinking fund payments, and a description of the collateral securing such Debt.

          (c) Projections. The Company has delivered to you projected financial statements of the Obligors described on Part 2.8(c) of Annex 3 (collectively, the "Projections"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable. Such Projections have been prepared by the executive and financial personnel of the Company in light of the business of the Company. Such Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Company as to the projected results of the operations of the Obligors. No material facts have occurred since the preparation of the Projections that would cause the Projections, taken as a whole, not to be reasonably attainable, and the Obligors do not have, on the Closing Date, any material obligations (whether accrued, matured, absolute, actual, contingent or otherwise) that are not reflected in the Projections.

          (d) Fiscal Year. The fiscal year of the Company ends on the last day of February in each year.

     2.9. Full Disclosure. The financial statements referred to in Section 2.8 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which the Company has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

     2.10. Solvent Financial Condition. Each of the Company and its Subsidiaries, after giving effect to the issuance of the Notes and the consummation of the other transactions described in the Financing Documents is Solvent.

     2.11. Surety Obligations. Except as set forth on Part 2.11 of Annex 3 hereto, on the date hereof, neither the Company nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

     2.12 Taxes. The FEIN of each of the Company and the Subsidiaries is as shown on Part 2.12 of Annex 3 hereto. The Company and each Subsidiary has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of the Company and each Subsidiary are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

     2.13. Brokers. There are no claims against the Company for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Financing Documents.

     2.14. Intellectual Property. The Company and its Subsidiaries each owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to the Company's knowledge, threatened) Intellectual Property Claim with respect to, the Company's or any Subsidiary's right to use any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, and the Company is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on Part 2.14 of Annex 3, neither the Company nor any Subsidiary pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Part 2.14 of Annex 3, to the extent they are registered under any Applicable Law or are otherwise material to the Company's or any Subsidiary's business.

     2.15. Governmental Approvals. Each of the Company and its Subsidiaries has, and is in good standing with respect to, Governmental Approval necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it if the failure to obtain such Governmental Approval could reasonably be expected to have a Material Adverse Effect.

     2.16. Compliance with Laws. Each of the Company and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to the Company or any of the Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. (S) 201 et seq.).

     2.17. Restrictions. Neither the Company nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is a party or subject to any Restrictive Agreements (including, without limitation, any agreement or contract that restricts its right or ability to issue capital stock or rights with respect thereto), except as set forth on Part 2.17 of Annex 3, none of which prohibit the execution or delivery of any of the Financing Documents by any Obligor or the performance by any Obligor of its obligations under any of the Financing Documents to which it is a party, in accordance with the terms of such Financing Documents.

     2.18. Restrictions. Litigation. Except as set forth on Part 2.18 of Annex 3, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened on the date hereof against or affecting the Company or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of the Company or any of the Subsidiaries, (i) which relate to any of the Financing Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

     2.19. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or the Company's performance hereunder, constitute a Default or an Event of Default. Neither the Company nor any of the Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt in excess of $50,000 individually or $200,000 in the aggregate of the Company or a Subsidiary to any Person for Money Borrowed.

     2.20. Leases. Part 2.20 of Annex 3 is a complete listing of all material capitalized and operating leases of the Company and its Subsidiaries on the date hereof requiring payment in any year in excess of $300,000. Each of the Company and its Subsidiaries is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare the Company or any of its Subsidiaries in default thereunder.

     2.21. Pension Plans. Except as disclosed on Part 2.21 of Annex 3, neither the Company nor any of the Subsidiaries has any Plan on the date hereof. The Company and each of its Subsidiaries is in substantial compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of the Company or any of the Subsidiaries exists in connection with any Plan. Except as disclosed on Part
2.21 of Annex 3, neither the Company nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

     2.22. Trade Relations. The Company has not received any written notice of cancellation of the business relationship between the Company and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Company, or with any material supplier or group of suppliers.

     2.23. Labor Relations. Except as described on Part 2.23 of Annex 3, neither the Company nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of the Company's or any Subsidiary's employees, or, to the Company's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

     2.24. Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940;
(ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

     2.25. Margin Stock. Neither the Company nor any of the Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. The Company shall apply the proceeds from the sale of the Notes and Warrants as specified on Part 2.25 of Annex 3.

     2.26. Private Offering of Notes and Warrants.

          (a) Number of Offerees. Neither the Company nor any Person acting on behalf of the Company has offered any of the Notes or the Warrants or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than ten "accredited investors" (as defined in Regulation D under the Securities Act) (including you).

          (b) Conduct of Sale. Neither the Company nor any Person acting on behalf of the Company as employee, agent, broker, dealer or otherwise in connection with the transactions contemplated by the Note Agreements (including, without limitation, the issuance of the Notes and Warrants) has engaged in any conduct or entered into any agreements or understandings so as to subject the transactions contemplated by the Financing Documents to the registration provisions of section 5 of the Securities Act, the provisions of the Trust Indenture Act of 1939, as amended, or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable state.

     2.27. Senior Credit Documents.

     The Company has provided to you true, correct and complete copies of the Senior Credit Agreement and each of the other agreements and instruments executed in connection therewith (collectively, the "Senior Credit Documents"), and there is no agreement or understanding between or among the Company and the other parties to the Senior Credit Documents except as set forth in the Senior Credit Documents.

     2.28.  Capitalization.

          (a) Pre-Emptive and Similar Rights. Except as specified on Part 2.28 of Annex 3, there are no preemptive rights, subscription rights, or other contractual rights similar in nature to preemptive rights with respect to any Capital Stock of the Company.

          (b) Reservation of Common Stock. The Company has authorized, and has reserved for issuance, a sufficient number of shares of Common Stock to permit, after giving effect to the transactions contemplated by the Financing Documents, the exercise of all of the Warrants and all other options, warrants and rights exercisable or convertible into Common Stock. Each share of Common Stock reserved for issuance upon exercise of the Warrants, when issued, will be fully paid and nonassessable, free and clear of any Lien and not subject to any preemptive rights.

          (c) No Other Agreements. Other than the Warrant Agreement and the Related Transaction Documents, there is no other agreement or understanding between or among the holders of the Capital Stock of the Company or the holders of rights to acquire such Capital Stock, regarding the Capital Stock of the Company.

     2.29.  Governmental Consent to Sale of Notes and Warrants.

     Neither the nature of the Company, or of any of its businesses or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes or the Warrants, the execution and delivery of any Financing Document, the performance of the obligations of the Company thereunder nor the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or pre-filing, registration or qualification with, any Governmental Authority on the part of the Company as a condition thereto, except for such consents, approvals, authorizations, pre-filings, registrations and qualifications described on Part 2.29 of Annex 3, all of which have been obtained on or prior to the Closing Date.

3.   WARRANTIES AND REPRESENTATIONS OF THE PURCHASER

     3.1.  Purchase for Investment.

     You represent to the Company that you are a financially sophisticated investor that is experienced in financial matters and you are purchasing the Purchased Securities listed on Annex 1 below your name for your own account for investment and with no present intention of, or view to, distributing such Purchased Securities or any part thereof except in compliance with the Securities Act, but without prejudice to your right at all times to:

          (a) sell or otherwise dispose of all or any part of the Purchased Securities under a registration statement filed under the Securities Act, or in a transaction exempt from the registration requirements of such Act, including a transaction pursuant to Rule 144A; and

          (b) have control over the disposition of all of your assets to the fullest extent required by any applicable law.

4.   CLOSING CONDITIONS

     Your obligations under this Agreement, including, without limitation, the obligation to purchase and pay for the Notes at the Closing, are subject to the following conditions precedent, and the failure by the Company to satisfy all such conditions on or prior to March 15, 2000 shall relieve you, at your election, of all such obligations; provided, however that the Company in all cases shall remain liable in respect of its obligations under Section 6.5.

     4.1.  Opinions of Counsel.

     You shall have received from

          (a) Kilpatrick Stockton LLP, counsel for the Company; and

          (b) Cadwalader Wickersham and Taft;

closing opinions, each dated as of the Closing Date, in form and substance satisfactory to the Purchasers. This Section 4.1 shall constitute direction by the Company to such counsel named in the immediately preceding subsection (a) to deliver such closing opinion to you.

     4.2. Warranties and Representations True; Compliance with Agreement and Financing Documents.

          (a) Warranties and Representations True. The warranties and representations contained in Section 2 hereof shall be true on the Closing Date with the same effect as though made on and as of that date.

          (b) Compliance with this Agreement and Financing Documents. The Company and each of the other Obligors shall have performed and complied with all agreements and conditions contained herein and in the other Financing Documents that are required to be performed or complied with by the Company or such Obligor on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

     4.3.  Officers Certificates.

     You shall have received:

          (a) a certificate dated the Closing Date and signed on behalf of the Company by a Senior Officer of the Company, substantially in the form of
     Exhibit 4.3(a);

          (b) a certificate dated the Closing Date and signed on behalf of the Company by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit 4.3(b); and

          (c) a certificate dated the Closing Date and signed on behalf of each Subsidiary Guarantor by the Secretary or an Assistant Secretary of such Subsidiary Guarantor, substantially in the form of Exhibit 4.3(c).

     4.4.  Good Standing Certificates.

     You shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

     4.5.  Warrant Agreement, Equity Investment, etc.

          (a) Warrant Agreement. The Company shall have executed and delivered the Warrant Agreement to each Purchaser receiving Warrants Notes on the Closing Date.

          (b) Reservation of Shares. The shares of Common Stock issuable upon exercise of each Warrant shall have been duly authorized and reserved for issuance.

          (c) Equity Investment. The Company shall have received not less than $35,000,000 in the aggregate in cash pursuant to a sale of shares of convertible preferred stock of the Company to Littlejohn and to Quilvest American Equity, Ltd., and you shall have received evidence satisfactory to you of such contribution.

     4.6  Senior Credit Agreement.

          (a) Senior Credit Agreement. The Company and the other parties thereto shall have entered into the Senior Credit Agreement, which agreement, and all documents and instruments executed and delivered in connection therewith, shall be in form and substance satisfactory to you. The Company shall deliver to you a copy of a fully executed counterpart of the Senior Credit Agreement and each other Senior Credit Document, certified as true and correct by an officer of the Company. Pursuant to the Senior Credit Agreement, the Company shall have received proceeds in an amount which is sufficient, together with the proceeds of the Notes and the equity investment referred to in Section 4.5(c), to repay the Debt and make the other payments to be made at the Closing, from borrowings under the Senior Credit Agreement.

          (b) No Defaults; Satisfaction of Conditions Precedent. No event shall have occurred and no condition shall exist that shall prohibit the Company from borrowing under the Senior Credit Agreement and all conditions precedent to closing specified in the Senior Credit Agreement shall have been satisfied on or prior to the Closing Date and you shall have received such evidence of the satisfaction of such conditions precedent as you shall deem appropriate.

     4.7.  Subsidiary Guaranty.

     Pameco Investments shall have executed and delivered to the Purchasers a guaranty (as amended from time to time, the "Subsidiary Guaranty"), substantially in the form of Exhibit 4.7, guarantying the obligations and indebtedness of the Company under the Note Agreements, the Notes and the other Financing Documents.

     4.8.  Evidence of Perfection and Priority of Liens.

     You or the Agent on your behalf shall have received for filing any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to the Purchasers that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

     4.9.  Solvency Certificates.

     You shall have received certificates satisfactory to you from one or more knowledgeable Senior Officers of the Company that, after giving effect to the financing under this Agreement and the other Financing Documents, the Company is Solvent.

     4.10.  No Labor Disputes.

     You shall have received assurances satisfactory to you that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which you reasonably determine may have a Material Adverse Effect.

     4.11.  Compliance with Laws and Other Agreements.

     You shall have determined or received assurances satisfactory to you that none of the Financing Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

     4.12.  No Material Adverse Change.

     No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since November 30, 1999.

     4.13.  No Defaults.

     No Default or Event of Default shall exist.

     4.14.  Fees and Expenses.

     All fees and disbursements required to be paid pursuant to Section 6.5 and pursuant to the separate commitment letters between the Purchasers and the Company shall have been paid in full.

     4.15.  SEC Filing.

     The Company shall have filed with the Securities and Exchange Commission and mailed to its stockholders of record, at least 10 days prior to the closing date, a Schedule 14f-1 relating to the appointment of representatives of Littlejohn Fund II, L.P. to the board of directors of the Company.

     4.16.  Supply Agreements.

     Each of the Purchasers shall have received a Supply Agreement (which shall include an executed term sheet with respect to a supply agreement to be formalized after the date of such term sheet) executed by the Company.

     4.17.  Other Purchasers.

     None of the Other Purchasers shall have failed to execute and deliver a Note Agreement or any other Financing Document to be executed and delivered by it, or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

     4.18.  Proceedings Satisfactory.

     All proceedings taken in connection with the issuance and sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

5.   INTERPRETATION OF THIS AGREEMENT

     5.1.  Certain Terms Defined.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Agreement, this - means this Securities Purchase Agreement, as it may be amended, restated or otherwise modified from time to time.

     Bankruptcy Code - title 11 of the United States Code, as amended and in effect from time to time.

     Capital Stock - means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person.

     Closing - see Section 1.2(b).

     Closing Date - see Section 1.2(b).

     Common Stock - means the voting Class A Common Stock, par value $.01 per share, of the Company.

     Company - has the meaning specified in the introductory sentence hereof.

     Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve.

     Note Agreement - see Section 1.1(a).

     Notes - see Section 1.1(a).

     Other Purchasers - see Section 1.2(c).

     PIK Notes - see Section 1.2(a).

     Projections  - see Section 2.8(c).

     Purchased Securities - means the Notes (including, without limitation, the Warrants to be delivered from time to time in respect of the Warrant Notes) to be purchased by the Purchasers pursuant to Section 1.2 of the Securities Purchase Agreements.

     Purchasers - means you and the Other Purchasers.

     Related Transaction Documents -- means, collectively, the Securities Purchase Agreement, of even date herewith, by and among the Company, Littlejohn Fund II, L.P., and Quilvest America Equity, Ltd.; the Shareholders Agreement, of even date herewith, by and among the Company, Littlejohn Fund II, L.P., Quilvest America Equity, Ltd. and Willem F.P. deVogel; the several Voting Agreements by and among the Company, Littlejohn Fund II, L.P. and the shareholders named therein; and the Registration Rights Agreement, of even date herewith, by and among the Company, Littlejohn Fund II, L.P., Quilvest America Equity, Ltd. and International Comfort Products Corporation (USA).

     Rule 144A - means Rule 144A promulgated under the Securities Act, 17 C.F.R.
(S)230.144A, as such rule may be amended from time to time.

     Securities Act - means the Securities Act of 1933, as amended from time to time.

     Securities Purchase Agreement - see Section 1.2(c).

     Security - means "security" as defined by section 2(1) of the Securities
Act.

     Senior Credit Documents - see Section 2.27.

     Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

     Voting Stock - means capital stock (or other equity interests) of any class or classes of a corporation, an association or another business entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of corporate directors (or Persons performing similar functions).

     Warrant Agreement - see Section 1.1(b).

     Warrant Authorization Amount - means an amount equal to the product of (a) 666,934 multiplied by (b) a fraction, the numerator of which is the principal amount of Warrant Notes issued at the Closing and the denominator of which is 20,000,000.

     Warrant Certificates - see Section 1.1(b).

     Warrant Notes - see Section 1.2(a).

     Warrants - see Section 1.1(b).

     5.2.  Certain Terms Defined Elsewhere.

     As used herein, the following terms have the respective meanings set forth in the Note Agreement:


Affiliate
Applicable Law
Business Day
Collateral
Consolidated
Debt
Default
Distribution
Equity Interests
ERISA
Event of Default
FEIN
Financing Documents

Fiscal Year
Governmental Approvals
Governmental Authority
GAAP
Intellectual Property
Intellectual Property Claim
Inventory
Lien
Littlejohn
Material Adverse Effect
Material Contract
Money Borrowed
Multiemployer Plan
Obligor
Organization Documents
Pameco Investments
Permitted Lien
Person
Plan
Properly Contested
Property
Restrictive Agreements
Senior Credit Agreement
Senior Debt
Senior Officer
Subsidiary
Supply Agreement
Taxes

All terms used herein and not defined herein or otherwise provided for in
Section 5.1 or Section 5.2 have the respective meanings set forth in the Note Agreement.

     5.3.  Directly or Indirectly.

     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     5.4.  Section Headings and Table of Contents and Construction.

          (a) Section Headings and Table of Contents, etc. The titles of the Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits attached to this Agreement.

          (b) Construction. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     5.5.  Governing Law.

     THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

6.   MISCELLANEOUS

     6.1.  Communications.

          (a) Method; Address. All communications hereunder or under the Notes shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 2 to the Note Agreement, or at such other address of which the Company shall have notified each holder of Notes pursuant to the Note Agreement. Communications to the holders of the Notes shall be addressed as set forth on Annex 1 by such holder, or at such other address of which such holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of Notes maintained pursuant to the Note Agreement).

          (b) When Given. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

     6.2.  Survival.

     All warranties, representations, certifications and covenants made by the Company or any Obligor herein or in any certificate or other instrument delivered by the Company or the Obligor or on behalf of the Company or the Obligor hereunder shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms hereof shall constitute warranties and representations by the Company hereunder. All payment obligations of the Company hereunder (other than payment of the Notes, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the holders of the Notes) shall survive the payment of the Notes and the termination hereof.

     6.3.  Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign. Anything contained in this Section 6.3 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder or under any of the other Financing Documents without the prior written consent of all holders of Notes.

     6.4.  Amendment and Waiver.

     This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and all of the holders of Notes.

     6.5.  Certain Expenses.

     Whether or not the Notes are sold, the Company shall pay, at the Closing (if the Notes are sold, and otherwise upon receipt of any statement or invoice therefor), all reasonable fees, expenses and costs incurred by you relating hereto, including, without limitation, the statement presented at the Closing by your special counsel for reasonable fees and disbursements incurred in connection herewith, each additional statement for reasonable fees and disbursements (promptly upon receipt thereof) of your special counsel rendered after the Closing in connection with the issuance of the Notes and the Warrants, and all expenses incurred by you or on your behalf or the Company's behalf in complying with each of the conditions to closing set forth in Section 4 (limited to the extent set forth in the separate commitment letters between each of the Purchasers and the Company, each effect as of February 7, 2000, with respect to the agreement to purchase the Notes and other matters).

     6.6.  Waiver of Jury Trial; Consent to Jurisdiction; Etc.

     (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

     (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO

IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) Service of Process. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

     (d) Other Forums. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF NOTES TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

     6.7.  Entire Agreement.

     This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     6.8.  Execution in Counterpart.

     This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

     [Remainder of page intentionally blank.  Next page is signature page.]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.


                              Very truly yours,

                              PAMECO CORPORATION


                              By /s/ Richard Martin
                                 ---------------------------------
                              Name:  Richard Martin
                              Title: Vice President
Accepted:
E.I. DU PONT DE NEMOURS AND COMPANY


By /s/ Thomas M. Connelley, Jr.
   -------------------------------
Name:  Thomas M. Connelley, Jr.
Title: Vice President & General Manager
       DuPont Fluoroproducts

Accepted:
MUELLER INDUSTRIES, INC.


By /s/ Kent McKee
   -------------------------------
Name:  Kent McKee
Title: Vice President and CFO

Accepted:
INTERNATIONAL COMFORT PRODUCTS
CORPORATION (USA)


By /s/ Christopher J. Brogan
   -------------------------------
Name:  Christopher J. Brogan
Title: Assistant Secretary

Accepted:
EMERSON ELECTRIC CO.


By /s/ R. M. Cox, Jr.
   -------------------------------
Name:  R. M. Cox, Jr.
Title: Vice President--Acquisitions & Development